Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

REYNOLDS AMERICAN INC.

(Exact name of obligor as specified in its charter)

North Carolina	0546644
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
401 North Main Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices
American Snuff Company, LLC	Delaware	62-1691028	5106 Tradeport Drive Memphis, TN 38141

Conwood Holdings, Inc.	Delaware	20-4771396	401 North Main Street Winston-Salem, NC 27101

Lorillard Licensing Company LLC	North Carolina	56-2169594	401 North Main Street Winston-Salem, NC 27101

Reynolds Finance Company	Delaware	51-0380116	Farmers Bank Building Suite 1402 301 N. Market Street Wilmington, DE 19801

Reynolds Innovations Inc.	North Carolina	56-1972826	401 North Main Street Winston-Salem, NC 27101

R. J. Reynolds Global Products, Inc.	Delaware	04-3625474	401 North Main Street Winston-Salem, NC 27101

R.J. Reynolds Tobacco Co.	Delaware	66-0285918	401 North Main Street Winston-Salem, NC 27101

R. J. Reynolds Tobacco Company	North Carolina	73-1695305	401 North Main Street Winston-Salem, NC 27101

R.J. Reynolds Tobacco Holdings, Inc.	Delaware	56-0950247	401 North Main Street Winston-Salem, NC 27101

RAI Services Company	North Carolina	38-3792301	401 North Main Street Winston Salem, NC 27101

Rosswil LLC	Delaware	36-4348321	401 North Main Street Winston-Salem, NC 27101

Santa Fe Natural Tobacco Company, Inc.	New Mexico	85-0394268	1 Plaza La Prensa Santa Fe, NM 87507

3.500% Senior Notes due 2016

2.300% Senior Notes due 2017

8.125% Senior Notes due 2019

6.875% Senior Notes due 2020

3.750% Senior Notes due 2023

8.125% Senior Notes due 2040

7.000% Senior Notes due 2041

Guarantees of 3.500% Senior Notes due 2016

Guarantees of 2.300% Senior Notes due 2017

Guarantees of 8.125% Senior Notes due 2019

Guarantees of 6.875% Senior Notes due 2020

Guarantees of 3.750% Senior Notes due 2023

Guarantees of 8.125% Senior Notes due 2040

and Guarantees of 7.000% Senior Notes due 2041

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 27th day of October, 2015.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2015, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	25,706
Interest-bearing balances	215,394
Securities:
Held-to-maturity securities	0
Available-for-sale securities	661,987
Federal funds sold and securitiespurchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,228
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	90,615
Other assets	126,234

Total assets	$1,988,477

LIABILITIES
Deposits:
In domestic offices	520
Noninterest-bearing	520
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	279,598

1

Dollar amounts
in thousands
Total liabilities	280,118
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,352
Not available
Retained earnings	584,561
Accumulated other comprehensive income	446
Other equity capital components	0
Not available
Total bank equity capital	1,708,359
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,708,359

Total liabilities and equity capital	1,988,477

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)

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